UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2013

American Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10784 (Commission File Number)	65-0203383 (IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida (Address of principal executive offices)		33464 (Zip Code)
(561) 997-7733 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On January 16, 2013, American Media, Inc. (the “Registrant”) received a written letter of resignation from Daniel Flores stating that he resigned, effective immediately, from his position on the Board of Directors (the “Board”) of the Registrant. Mr. Flores, who was appointed to the Board by the Avenue Stockholders (as defined in the Stockholders' Agreement, dated as of December 22, 2010 (the “Stockholders' Agreement”), among the Registrant and the other parties thereto), resigned from his position on the Board to pursue other business interests and not as a result of any dispute or disagreement with the Registrant. The Registrant expects to fill the vacancy created by Mr. Flores' resignation in the short-term, subject to the terms of the Stockholders' Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.
(Registrant)

Dated: January 22, 2013	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Vice President, Secretary and Deputy General Counsel